EXHIBIT 10.6

EMPLOYEE MATTERS AGREEMENT

BETWEEN

HALLIBURTON COMPANY

and

KBR, INC.

Dated November 20, 2006

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is entered into as of the 20th day of November, 2006 by and between Halliburton Company, a Delaware corporation (“Halliburton”), and KBR, Inc., a Delaware corporation (“KBR”).

WHEREAS, the Board of Directors of Halliburton has determined that it is in the best interests of Halliburton and its shareholders to make an initial public offering (“IPO”) of shares of KBR common stock, par value $0.001 per share;

WHEREAS, in order to effectuate the foregoing, Halliburton and KBR have entered into a Master Separation Agreement, dated as of the date hereof (the “Separation Agreement”), which provides, among other things, subject to the terms and conditions thereof, for the Separation, the IPO, and the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the foregoing; and

WHEREAS, in order to ensure an orderly transition under the Separation Agreement it will be necessary for Halliburton and KBR to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Separation Agreement. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

“Agreement” means this Employee Matters Agreement and all amendments made hereto from time to time.

“Benefit Liabilities” means all claims, causes of action, demands, liabilities, debts or damages (known or unknown) related to (i) any Plans, (ii) any arrangements or services that are the subject of this Agreement, and (iii) all employment matters, including but not limited to claims arising under foreign law and federal, state or local statute, claims in connection with workers’ compensation or “whistle blower” statutes and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law or local ordinance.

“Board(s)” means the Board of Directors of Halliburton and/or the Board of Directors of KBR, as the context indicates.

“Canadian Plans” means the Halliburton Group Canada Inc. Profit Sharing Pension Plan, the Halliburton Group Canada Inc. Retirement Income Plan, the Halliburton Group Canada Inc. Registered Retirement Savings Plan, the Halliburton Group Canada Inc. Non-registered Retirement Savings Plan and any other plans intended to provide retirement benefits maintained in Canada by Halliburton or any of its Subsidiaries for the benefit of Halliburton Employees and in which any KBR Employee participates as of the IPO Closing Date.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Section 4980B of the Code and ERISA Sections 601 through 608.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Deconsolidation Date” shall have the meaning set forth in the Tax Sharing Agreement.

“DOL” means the United States Department of Labor.

“Energy Services Group” means Halliburton Energy Services, Inc., a Delaware corporation, and its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“FMLA” means the Family and Medical Leave Act of 1993, as amended from time to time.

“Group” shall have the meaning set forth in the Separation Agreement.

“Halliburton” means Halliburton Company, a Delaware corporation. In all such instances in which “Halliburton” is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Halliburton Group, unless it specifically provides otherwise.

“Halliburton Business” shall have the meaning set forth in the Separation Agreement.

“Halliburton Employee” means any individual who is employed in the Halliburton Business during the relevant time period.

“Halliburton Group” shall have the meaning set forth in the Separation Agreement.

“Halliburton Non-Qualified Plans” means the Halliburton Elective Deferral Plan, the Halliburton Company Supplemental Executive Retirement Plan, the Halliburton Company Benefit Restoration Plan, the Dresser Industries Inc. Deferred Compensation Plan, the ERISA Excess Benefit Plan for Dresser Industries Inc., the ERISA Compensation Limit Benefit Plan for

Dresser Industries Inc., and any other plan, other than the Halliburton Qualified Plans, maintained by Halliburton or any of its Subsidiaries for the purpose of providing retirement benefits to any Halliburton Employee and in which any KBR Employee participates as of the IPO Closing Date.

“Halliburton Qualified Plans” means the Halliburton Retirement & Savings Plan, the Halliburton Savings Plan, the Halliburton Retirement Plan, the Pension Plan for United Steelworkers Local 6312 Guiberson, the Pension Plan for Participants of Certain Consolidated Discontinued Operations, the Pension Plan for Inactive Participants, the Petroleum and Minerals Operations Retirement Plan, the Retirement Plan for the USWA AFL-CIO on Behalf of the Local 6580, the Pension Plan for Hourly Employees of Axelson Operations, the Bariod Union Retirement Program, and any other plan intended to qualify under Section 401(a) of the Code maintained by Halliburton or any of its Subsidiaries for the benefit of Halliburton Employees and in which any KBR Employee participates as of the IPO Closing Date.

“IPO” has the meaning set forth in the Recitals hereof, as the same is further described in the Separation Agreement.

“IPO Closing Date” means the first date on which the proceeds of any sale of KBR Common Stock to the underwriters in the IPO are received.

“IRS” means the United States Internal Revenue Service.

“KBR” means KBR, Inc., a Delaware corporation. In all such instances in which KBR is referred to in this Agreement, it shall also be deemed to include a reference to each member of the KBR Group, unless it specifically provides otherwise; KBR shall be solely responsible to Halliburton for ensuring that each member of the KBR Group complies with the applicable terms of this Agreement.

“KBR Business” shall have the meaning set forth in the Separation Agreement.

“KBR Common Stock” shall have the meaning set forth in the Separation Agreement.

“KBR Employee” means any individual who is employed in the KBR Business during the relevant time period.

“KBR Group” shall have the meaning set forth in the Separation Agreement.

“KBR Pension Plans” means the Brown & Root, Inc. Employees’ Retirement and Savings Plan, the Brown & Root, Inc. Hourly Employees’ Pension Plan, the Brown & Root, Inc. Hourly Employees’ 401(k) Plan, the Halliburton NUS Corporation Employees’ Profit Sharing Plan, the Kellogg Brown & Root, Inc. Retirement and Savings Plan, the Halliburton NUS Corporation Employees’ Pension Plan, the Kellogg Brown & Root UK Limited Pension Plan, the MW Kellogg Limited Pension Scheme, the Devonport Dockyard Pension Scheme, and any other plan maintained by KBR or any of its Subsidiaries for the purpose of providing retirement benefits to any KBR Employee.

“Participating Company” means: (a) Halliburton; (b) any Person (other than an individual) that Halliburton has approved for participation in, has accepted participation in, or which is participating in, a Plan sponsored by Halliburton; or (c) any Person (other than an individual) that, by the terms of such a Plan, participates in such a Plan sponsored by Halliburton or any employees of which, by the terms of such a Plan, participate in a Plan.

“Pension Schemes” means the Kellogg Brown & Root (UK) Ltd Pension Plan, the M.W. Kellogg Limited Pension Plan and the Devonport Royal Dockyard Pension Scheme.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Plan” depending on the context, may mean any plan, policy, program, payroll practice, arrangement, contract, annuity contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, dependents of employees or former employees or non-employee and employee directors of Halliburton, KBR or any member of the Halliburton Group or the KBR Group. “Plan,” when immediately preceded by “Halliburton,” means a Plan sponsored by Halliburton or a member of the Halliburton Group. When immediately preceded by “KBR,” “Plan” means a Plan sponsored by KBR or a member of the KBR Group.

“QDRO” means a domestic relations order which qualifies under Section 414(p) of the Code and ERISA Section 206(d) and which creates or recognizes an alternate payee’s right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under a plan qualified under Section 401(a) of the Code.

“SEC” means the United States Securities and Exchange Commission.

“Separation” shall have the meaning set forth in the Separation Agreement.

“Separation Agreement” means the Master Separation Agreement between Halliburton Company and KBR, Inc.

“Subsidiary” shall have the meaning set forth in the Separation Agreement.

“Tax Sharing Agreement” shall have the meaning set forth in the Separation Agreement.

“Transferred Halliburton Employee” means any individual who was previously employed in the KBR Business and then was transferred to work in the Halliburton Business on or prior to the IPO Closing Date and remained employed in the Halliburton Business as of the IPO Closing Date or did not return to work in the KBR Business prior to the IPO Closing Date.

“Transferred KBR Employee” means any individual who was previously employed in the Halliburton Business and then was transferred to work in the KBR Business on or prior to the IPO Closing Date and remained employed in the KBR Business as of the IPO Closing Date or did not return to work in the Halliburton Business prior to the IPO Closing Date.

“Transition Services Agreement” means the Transition Services Agreement, which is attached as an exhibit to the Separation Agreement.

ARTICLE II

GENERAL PRINCIPLES

SECTION 2.1 KBR Plans.

(a) Non-Duplication of Benefits. Halliburton and KBR shall mutually agree, if necessary, on methods and procedures, including amending the respective Plan documents, to prevent employees of the KBR Group from receiving duplicate benefits from the Halliburton Plans and the KBR Plans.

(b) Service Credit. Except as specified otherwise in this Agreement or as required by applicable law, with respect to KBR Employees, each KBR Plan in existence on the IPO Closing Date shall provide that all service with the Halliburton Group as of the IPO Closing Date shall receive full recognition and credit and be taken into account under such KBR Plan to the same extent as if such service occurred with the KBR Group, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable “service bridging,” “break in service,” “employment date” or “eligibility date” rules under the KBR Plans.

(c) Beneficiary Designations. Subject to Section 8.3 of this Agreement, all beneficiary designations made by the KBR Employees for the Halliburton Plans shall be transferred to and be in full force and effect under the corresponding KBR Plans until such time, if ever, that any such beneficiary designation is replaced or revoked by the KBR Employee who made the beneficiary designation. If no such beneficiary designations are on file, the terms of the applicable KBR Plan shall control.

(d) KBR Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude KBR, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any KBR Plan, any benefit under any KBR Plan or any trust, insurance policy or funding vehicle related to any KBR Plan (to the extent permitted by law) in accordance with the applicable governing plan documents.

(e) Halliburton Participation in KBR Plans. Unless the prior written consent of KBR is obtained, Halliburton Employees shall not participate in any KBR Plans.

SECTION 2.2 Halliburton Plans.

(a) KBR’s Participation in Halliburton Plans. After the IPO Closing Date, KBR shall continue to be a Participating Company in the Halliburton Company 2002 Employee Stock Purchase Plan, the Halliburton Company 2002 Non-Qualified Stock Purchase Plan, the Halliburton Company UK Employee Share Purchase Plan, the Halliburton Elective Deferral Plan, the Halliburton Company Supplemental Executive

Retirement Plan, the Halliburton Company Benefit Restoration Plan, the Halliburton Group Canada Inc. Retirement Income Plan, the Halliburton Group Canada Inc. Registered Retirement Savings Plan and the Halliburton Group Canada Inc. Non-registered Retirement Savings Plan for the period of time specified in this Agreement, subject to the terms and conditions provided in said Plans and in Articles V and VIII of this Agreement. Except as otherwise provided in this Section 2.2(a) or unless the prior written consent of Halliburton is obtained, KBR shall not participate in any Halliburton Plans. To the extent contemplated by this Agreement, Halliburton may also provide benefits to KBR Employees under the terms of the Halliburton Company 1993 Stock and Incentive Plan, the Dresser Industries Inc. Deferred Compensation Plan, the ERISA Excess Benefit Plan for Dresser Industries Inc., the ERISA Compensation Limit Benefit Plan for Dresser Industries Inc., the Halliburton Group Canada Inc. Profit Sharing Pension Plan, the Halliburton Management Performance Pay Plan and the Halliburton Annual Performance Pay Plan. As of the Deconsolidation Date, unless the prior written consent of Halliburton is obtained, KBR shall not participate in any Halliburton Plans.

(b) Halliburton’s General Obligations as Plan Sponsor. Halliburton shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, the Halliburton Plans specifically identified in Section 2.2(a), and shall have the sole and absolute discretion and authority to interpret said Halliburton Plans, as set forth therein, subject to the specific arrangements provided in this Agreement.

(c) KBR’s General Obligations as Participating Company. With respect to any Halliburton Plan or program that provides benefits to a KBR Employee, KBR will cooperate with Halliburton on a timely basis with respect to such Plans or programs, and KBR shall comply with the terms as set forth in such Plans or any procedures adopted pursuant thereto, including (without limitation): (i) assisting in the administration of claims, to the extent requested by the claims administrator of said Halliburton Plan; (ii) cooperating fully with Halliburton Plan auditors; (iii) the provision of payroll processing support; (iv) the qualification and administration of QDROs; (v) preserving the confidentiality of all financial arrangements Halliburton has or may have with any entity or individual with whom Halliburton has entered into an agreement relating to said Halliburton Plan; and (vi) preserving the confidentiality of participant information to the extent not specified otherwise in this Agreement. In addition, KBR shall provide, or cause to be provided, all participant information that is necessary or appropriate for the efficient and accurate administration of each Halliburton Plan or program that provides benefits to a KBR Employee during the respective period applicable to such Plan. Halliburton and its respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for the administration of said Plans or programs.

(d) Reporting and Disclosing Communications to Participants. While KBR is a Participating Company in the Halliburton Plans, Halliburton shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Halliburton Plan-related communications and materials to participating KBR Employees and their beneficiaries, including (without limitation) notices and enrollment material for the Halliburton Plan. KBR shall provide all information needed by Halliburton to facilitate such Halliburton Plan-related communications. KBR shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all KBR Plan-related communications and materials to participating KBR Employees and their beneficiaries.

(e) Halliburton Under No Obligation to Maintain Plans. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Halliburton, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Halliburton Plan, any benefit under any Halliburton Plan or any trust, insurance policy or funding vehicle related to any Halliburton Plan (to the extent permitted by law) in accordance with the applicable governing plan documents.

ARTICLE III

DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS

SECTION 3.1 Halliburton’s Obligations for Domestic Plans.

(a) Generally. Halliburton hereby affirmatively covenants that, to the extent permitted by law, the Halliburton Qualified Plans shall provide that, effective as of the date on which KBR is no longer a member of the “controlled group” of corporations of Halliburton (as defined in Section 414(b) of the Code), a participant in said Plans who is employed in the KBR Business shall be deemed to have terminated his or her employment under said Plans and, if otherwise eligible under said Plans, shall be eligible to receive a distribution of benefits in accordance with the terms and conditions of said Plans. In addition, Halliburton hereby affirmatively covenants that the Halliburton Qualified Plans shall provide that, effective as of the date on which KBR is no longer a member of the “controlled group” of corporations of Halliburton (as defined in Section 414(b) of the Code), affected employees who participate in the Halliburton Qualified Plans shall be entitled to defer the receipt of their accrued benefits under said Plans, to roll over their accrued benefit amount under said Plans to another eligible retirement plan, or to receive a distribution under said Plans, all subject to the terms and conditions of said Plans and to any taxation and early withdrawal penalties.

(b) Transfer of Sponsorship. The parties acknowledge that Halliburton is designated as the sponsor with respect to the Halliburton NUS Corporation Employees’ Profit Sharing Plan (the “NUS Profit Sharing Plan”) and the Halliburton NUS Corporation Employees’ Pension Plan (the “NUS Pension Plan”), which plans provide benefits solely to KBR employees. On or before the Deconsolidation Date, Halliburton and KBR hereby agree to transfer the sponsorship of the NUS Profit Sharing Plan, the NUS Pension Plan and any other KBR Pension Plan (as applicable) from Halliburton to KBR. Furthermore, from and after the Deconsolidation Date, KBR shall have the sole obligation to provide to KBR Employees any benefits to which such employees are entitled under the NUS Profit Sharing Plan and the NUS Pension Plan, and Halliburton shall be relieved from all obligation or liability for the provision of such benefits to KBR Employees; provided, however, that to the extent any such benefits are funded in a trust maintained by Halliburton, such trust shall be divided between Halliburton and KBR as contemplated in Section 8.6 hereof.

(c) Effect on KBR Employees. This Section 3.1 and a KBR Employee’s termination for purposes of the Halliburton Qualified Plans shall have no effect on any KBR Employee’s participation in the KBR Qualified Plans.

SECTION 3.2 Pension Indemnification. KBR agrees to indemnify Halliburton on a continuing basis against any costs, expenses, penalties, fines or liabilities incurred or suffered by Halliburton (A) in relation to any and all pension liabilities of any member of the KBR Group, including, without limitation, KBR Holdings Limited, Kellogg Brown and Root (UK) Limited, Devonport Management Limited and MW Kellogg Ltd., and (B) in relation to the Pension Schemes, including, but not limited to (i) any costs, expenses, penalties, fines, or liabilities to contribute or to provide support which are levied, imposed or incurred pursuant to Sections 38 to 58 of the Pensions Act 2004 as a consequence of KBR or any person connected or associated with KBR participating in the Pension Schemes and (ii) any debt which shall be owing or shall become due from Halliburton in respect of KBR’s participation in the Pension Schemes as a result of the operation of Section 75 or Section 75A of the Pensions Act 1995 or otherwise. Notwithstanding the foregoing, the indemnity in this Section 3.2 shall not apply to any costs, expenses, penalties, fines or liabilities incurred or suffered by Halliburton with respect to any Halliburton Employee.

ARTICLE IV

HEALTH AND WELFARE PLANS; OTHER BENEFITS

SECTION 4.1 Participation in and General Administration of Welfare Plans. Effective as of the IPO Closing Date, Halliburton will provide, to the extent applicable, welfare benefit plans to employees employed in the Halliburton Business and KBR will provide, to the extent applicable, welfare plans to employees employed in the KBR Business, and each shall be solely responsible for the cost of providing such benefits. Each of Halliburton and KBR shall be individually responsible for claims for benefits filed under their respective welfare benefit plans.

SECTION 4.2 Retiree Medical. To the extent a KBR Employee is entitled to retiree medical benefits under a plan or arrangement maintained by the Energy Services Group, Halliburton shall cause the Energy Services Group to provide or continue to provide such retiree medical benefits to such retirees; provided, however, that the Energy Services Group shall have the sole and absolute discretion and authority to interpret said plan or arrangement or amend or terminate said plan or arrangement. Nothing in this Agreement shall obligate KBR to establish, maintain or continue to sponsor a medical benefits plan for retired employees. Halliburton or the appropriate member of the Halliburton Group shall be responsible for the cost of providing the benefits under this Section 4.2.

SECTION 4.3 Vacation. Effective from and after the IPO Closing Date through the Deconsolidation Date, Halliburton shall pay to any Halliburton Employee who transfers employment to a member of the KBR Group a cash payment in satisfaction of such employee’s accrued vacation pay in the Halliburton Company Vacation Pay Plan, and KBR shall pay to any KBR Employee who transfers employment to a member of the Halliburton Group a cash payment in satisfaction of such employee’s interest in the Kellogg Brown & Root Hour Accumulation and Use Plan, each such payment to be paid as soon as practicable but no later than 45 calendar days after such transfer of employment. A Halliburton Employee’s service with the KBR Group prior to such employee’s transfer of employment to Halliburton on or before the Deconsolidation Date shall be considered for purposes of determining the amount of vacation accruals to which such employee is entitled under the applicable Halliburton policies or plans. A KBR Employee’s service with the Halliburton Group prior to such employee’s transfer of employment on or before the Deconsolidation Date to KBR shall be considered for purposes of determining the amount of vacation accruals to which such employee is entitled under the applicable KBR policies or plans.

SECTION 4.4 COBRA and HIPAA. Halliburton and KBR shall each be responsible, respectively, for compliance with the health care continuation coverage requirements of COBRA and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) with respect to their respective health and welfare benefit plans.

SECTION 4.5 Leave of Absence and FMLA. KBR hereby acknowledges that KBR shall be responsible for administering leaves of absence and complying with FMLA with respect to KBR Employees. Halliburton shall have the right to conduct an audit of KBR’s compliance with FMLA at any time prior to date on which KBR is no longer a member of the “controlled group” of corporations of Halliburton (as defined in Section 414(b) of the Code). KBR shall continue to make available in connection with the audit all documents and other information that Halliburton reasonably requires. Halliburton shall determine, in its sole discretion, the performance standards, audit methodology, auditing policy and quality measures and reporting requirements.

SECTION 4.6 Workers’ Compensation. KBR hereby acknowledges that KBR has been and shall continue to be responsible for the administration, costs and funding of workers’ compensation claims for KBR Employees prior to the IPO Closing Date, and KBR hereby agrees to assume the administration, costs and funding of workers’ compensation claims with respect to Transferred KBR Employees.

SECTION 4.7 Perquisites. From and after the IPO Closing Date, Halliburton shall have no obligations to provide perquisites to KBR Employees, including, but not limited to, employee physicals, financial counseling or country club or social club memberships.

ARTICLE V

EQUITY AND OTHER COMPENSATION

SECTION 5.1 Executive and Non-Qualified Plans.

(a) Generally. As of the IPO Closing Date, a participant in any of the Halliburton Non-Qualified Plans who is a KBR Employee will continue to participate in said Halliburton Non-Qualified Plans; provided, however, that either KBR or Halliburton may designate a date upon which such KBR Employees cease participation in the Halliburton Non-Qualified Plans by written notice to the other provided at least 30 days prior to the designated date of termination of participation. If not earlier terminated, such KBR Employees’ participation in the Halliburton Non-Qualified Plans shall terminate as of the Deconsolidation Date, except as otherwise provided in this Agreement. Upon the Deconsolidation Date, the KBR Employees’ benefits under the Halliburton Non-Qualified Plans shall be governed by the terms of said Plans.

(b) Division of Obligations. During the period beginning on the IPO Closing Date and ending as of the Deconsolidation Date, KBR hereby covenants and agrees to reimburse Halliburton for any expenses or accruals of benefits or interest under the Halliburton Non-Qualified Plans with respect to KBR Employees participating in the Halliburton Non-Qualified Plans, such reimbursement to be paid no later than 30 calendar days after the receipt by KBR of a memorandum that shall set forth in reasonable detail for the period covered: (i) the expenses incurred and the benefits or interest accrued, (ii) the basis for the calculation of such amounts, and (iii) such additional information as KBR may reasonably request at least 30 days in advance of the memorandum. If any portion of the amount attributable to benefit or interest accruals reimbursed by KBR is no longer payable under the terms of the underlying Halliburton Non-Qualified Plan, Halliburton shall refund to KBR the amount of such reimbursement. Effective as of the Deconsolidation Date, KBR shall have the sole obligation to provide to KBR Employees any benefits to which such employees are entitled under the Halliburton Elective Deferral Plan, the Halliburton Company Supplemental Executive Retirement Plan, the Halliburton Company Benefit Restoration Plan and the ERISA Excess Benefit Plan for Dresser Industries Inc., and Halliburton shall be relieved from all obligation or liability for the provision of such benefits to KBR Employees; provided, however, that to the extent any assets associated with the liabilities for these plans are held in a trust maintained by Halliburton, such trust shall be divided between Halliburton and KBR as contemplated in Section 8.6 hereof.

(c) The Dresser Industries Inc. Deferred Compensation Plan. The parties acknowledge that certain active KBR Employees participate in the Dresser Industries Inc. Deferred Compensation Plan. Effective as of the Deconsolidation Date, KBR hereby agrees to assume all obligations and liabilities under the Dresser Industries Inc. Deferred Compensation Plan related to the benefits of the KBR Employees who are active as of the Deconsolidation Date. KBR hereby agrees to create a nonqualified deferred compensation plan (the “Assumed Plan”) to reflect such assumed obligations and liabilities. KBR hereby agrees to indemnify Halliburton against any costs, expenses, penalties, fines or liabilities incurred or suffered by Halliburton as a result of any actions KBR may take or fail to take under the Assumed Plan.

SECTION 5.2 1993 Stock and Incentive Plan. Certain KBR Employees have been granted options and/or restricted stock under the Halliburton Company 1993 Stock and Incentive Plan and participate in the Performance Unit Program under said Plan. No awards will be made under said Plan to KBR Employees after the effective date of this Agreement. The parties agree that all Halliburton Employees and KBR Employees participating in the 2004-2006 performance cycle under the Performance Unit Program as of the IPO Closing Date shall be deemed to have remained employed through the entire 2004-2006 performance cycle for the purpose of determining earned reward amounts under the Performance Unit Program. As of the date that KBR ceases to be a “Subsidiary” as defined in said Plan (the “Plan Divestiture Date”), KBR Employees holding options and/or restricted stock granted under said Plan, or participating in the Performance Unit Program under said Plan, will be considered terminated from employment, and, except as otherwise provided herein, such options, restricted stock or performance units will be governed by the terms of the applicable award agreement and terms of said Plan. With respect to options and restricted stock awards (with restrictions that have not yet lapsed as of the Plan Divestiture Date) held by KBR Employees under the 1993 Stock and Incentive Plan, such options and restricted stock awards shall be converted upon the Plan Divestiture Date to options and restricted stock awards covering KBR common stock with terms, and in a manner, approved by the Compensation Committee of the Board of Halliburton and consented to by the KBR Board (or its compensation committee, if one has been established). Halliburton hereby contributes to the capital of KBR all of Halliburton’s right, title and interest to all shares of restricted KBR stock granted under said Plan that are hereafter forfeited to Halliburton under said Plan following the Plan Divestiture Date.

SECTION 5.3 Employee Stock Purchase Plans. Effective as of January 1, 2007, KBR Employees shall cease to be eligible to participate in the Halliburton Company 2002 Employee Stock Purchase Plan, the Halliburton Company 2002 Non-qualified Stock Purchase Plan and the Halliburton Company UK Employee Share Purchase Plan.

SECTION 5.4 Management Performance Pay Plan and Annual Performance Pay Plan. Prior to the IPO Closing Date, the Halliburton Management Performance Pay Plan and the Halliburton Annual Performance Pay Plan each provide separate metrics with respect to the Halliburton Business and the KBR Business for determining the qualification for and amount of awards under said Plans. Effective after the IPO Closing Date, if a Transferred KBR Employee is assigned new metrics with respect to the KBR Business for determining the qualification for and amount of awards under said Plans, said employee’s award under said Plans shall be determined pro-rata with respect to Halliburton and KBR metrics based upon said employee’s time of service for the Halliburton Group and the KBR Group. KBR agrees to pay the full amount of any compensation payable to a KBR Employee with respect to said Plans, and Halliburton agrees to reimburse KBR for the pro-rata portion of such compensation that corresponds to such employee’s time of service for the Halliburton Group. KBR Employees shall not be eligible to participate in the Halliburton Management Performance Pay Plan or the Halliburton Annual Performance Pay Plan after December 31, 2006.

SECTION 5.5 Deduction under Section 83(h) of the Code. The deduction attributable to equity-based compensation permitted under Section 83(h) of the Code including, without limitation, the deduction attributable to the grant of stock, the vesting of restricted stock, the purchase of stock at a discount under a plan described in Section 5.3, and the exercise of stock options shall generally be allocated to the employer as of the date the amount is includible in the employee’s income, and the taxable income associated with the compensation shall be reported by such employer. Where the issuer or payor of such compensation is in the Halliburton Group or the KBR Group and the employer is in the other Group, the employer will make a payment, or series of payments (including such payments reflected in intercompany accounts), to the issuer or payor equal to the amount of the corresponding tax deduction(s).

ARTICLE VI

SEVERANCE AND STATUTORY SEPARATION LIABILITIES

SECTION 6.1 Severance and Statutory Separation Liabilities. On and after the IPO Closing Date, Halliburton shall be solely responsible for any payments of severance pay benefits or separation benefits required by applicable law, including without limitation the costs associated with plans under which such benefits are provided (“Severance Benefits”), with respect to Halliburton Employees, and KBR shall be solely responsible for any payments of Severance Benefits with respect to KBR Employees, in each case without regard to whether such Severance Benefits are attributable to such employee’s service for a prior employer.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Indemnification by Halliburton. Except as otherwise provided in this Agreement, Halliburton shall, for itself and as agent for each member of the Halliburton Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless KBR and its Subsidiaries from and against any and all Benefit Liabilities that any third party seeks to impose upon KBR or its Subsidiaries, or which are imposed upon KBR or its Subsidiaries, if and to the extent such Benefit Liabilities relate to, arise out of or result from any of the following items (without duplication):

(a) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the Halliburton Group in the conduct of the Halliburton Business;

(b) any claim by an officer of any member of the Halliburton Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the KBR Group; and

(c) any breach by Halliburton or any member or individual employed by a member of the Halliburton Group of this Agreement.

In the event that any member of the Halliburton Group makes a payment to KBR or its Subsidiaries hereunder, and the Benefit Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, KBR will promptly repay (or will procure a KBR Subsidiary to promptly repay) such member of the Halliburton Group the amount by which the payment made by such member of the Halliburton Group exceeds the actual cost of the associated indemnified Benefit Liability.

SECTION 7.2 Indemnification by KBR. Except as otherwise provided in this Agreement, KBR shall, for itself and as agent for each member of the KBR Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless Halliburton and its Subsidiaries from and against any and all Benefit Liabilities that any third party seeks to impose upon Halliburton or its Subsidiaries, or which are imposed upon Halliburton or its Subsidiaries, if and to the extent such Benefit Liabilities relate to, arise out of or result from any of the following items (without duplication):

(a) any acts or omissions or alleged acts or omissions by or on behalf of any member or person employed by a member of the KBR Group in the conduct of the KBR Business;

(b) any claim by an officer of any member of the KBR Group (who is an officer as of the IPO Closing Date) against any member or employee of any member of the Halliburton Group; and

(c) any breach by KBR or any member or individual employed by a member of the KBR Group of this Agreement.

In the event that any member of the KBR Group makes a payment to Halliburton or its Subsidiaries hereunder, and the Benefit Liability on account of which such payment was made is subsequently diminished, either directly or through a third-party recovery, Halliburton will promptly repay (or will cause a Halliburton Subsidiary to promptly repay) such member of the KBR Group the amount by which the payment made by such member of the KBR Group exceeds the actual cost of the indemnified Benefit Liability.

ARTICLE VIII

CERTAIN TRANSITION MATTERS

SECTION 8.1 Transition Services Agreement. On or about the date hereof, Halliburton and KBR shall enter into the Transition Services Agreement covering the provisions of various services to be provided by Halliburton and its affiliates to KBR. The provisions of this Agreement shall be subject to the provisions of such Transition Services Agreement and to the extent that any provision in this Agreement is inconsistent with a provision in the Transition Services Agreement the provision in the Transition Services Agreement shall control.

SECTION 8.2 Requests for IRS and DOL Opinions. Halliburton and KBR shall make such applications to regulatory agencies, including, without limitation, the IRS and the DOL, as may be necessary or appropriate. Halliburton and KBR shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Halliburton and/or KBR elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or similar opinion or ruling from any other regulatory agency, domestic or foreign.

SECTION 8.3 Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Halliburton and KBR shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Halliburton and KBR shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

SECTION 8.4 Tax Cooperation. In connection with the interpretation and administration of this Agreement, Halliburton and KBR shall take into account the agreements and policies established pursuant to the Separation Agreement and the Tax Sharing Agreement.

SECTION 8.5 Plan Returns. Plan Returns shall be filed or caused to be filed by Halliburton or KBR, as the case may be, in accordance with the principles established in the Tax Sharing Agreement. For purposes of this Section 8.5, “Plan Returns” means any return, report, certificate, form or similar statement or document required to be filed with a government agency with respect to an employee benefit plan or program, domestic or foreign.

SECTION 8.6 Plan and Trust Separation. Either Halliburton or KBR may give notice of termination of their participation in the master trust and other plans or trusts, including international trusts or schemes or their equivalents, maintained for the purpose of funding benefits or arrangements maintained by Halliburton and KBR (“Trusts”) and such Trusts shall be separated with respect to the Halliburton and KBR Plans. The parties shall work together in good faith to complete such separation on commercially reasonable terms and conditions and within a reasonable time period, not to exceed eighteen (18) months from the date of notice, taking into consideration the best interests of the Plan participants as determined by the appropriate plan sponsor or fiduciary, including without limitation the appointment of trustees and establishment of trust agreements. Halliburton and KBR understand that the Trusts separately account for the assets of each Halliburton Plan and KBR Plan, and upon separation of such Trusts, the assets allocated to each Plan shall be transferred to a trust or funding arrangement established for such Plan in accordance with the directions of the appropriate plan sponsor or fiduciary. In the event a Trust does not separately account for the assets of each Halliburton Plan and KBR Plan, the separation will be implemented in a way that equitably and fairly reflects the assets or benefits payable under the terms of such Plan. In addition, to the extent any of the Canadian Plans provide benefits to both Halliburton Employees and KBR Employees, KBR agrees to cooperate with Halliburton to facilitate the separation of the Canadian Plans. In the event of disagreement among the parties with respect to a Trust separation, such disagreement shall be settled in accordance with the provisions of Article VII of the Separation Agreement, which includes binding arbitration as its final step.

ARTICLE IX

EMPLOYMENT-RELATED MATTERS

SECTION 9.1 Terms of KBR Employment. Employees of the KBR Group may be required to execute a new agreement regarding confidential information and proprietary developments in a form approved by KBR. In addition, nothing in this Agreement, the Separation Agreement, the Transition Services Agreement or the Tax Sharing Agreement should be construed to change the at-will status of any of the employees of any member of the Halliburton Group or the KBR Group.

SECTION 9.2 Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any KBR Employee or other future, present or former employee of Halliburton, KBR, the Halliburton Group or the KBR Group under any Halliburton Plan or KBR Plan or otherwise. Without limiting the generality of the foregoing: (a) except as otherwise provided in this Agreement or applicable provisions of the Plans, neither the IPO, the Separation nor the termination of the Participating Company status of KBR or any member of the KBR Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) except as otherwise provided in this Agreement, no transfer of employment between the Halliburton Group and the KBR Group before the IPO Closing Date shall be deemed a termination of employment for any purpose hereunder.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.1 Effect if IPO does not Occur. Subject to Section 10.10, if the IPO does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the IPO Closing Date, or otherwise in connection with the IPO, shall not be taken or occur except to the extent specifically agreed by the parties.

SECTION 10.2 Limitation of Liability. TO THE EXTENT THAT HALLIBURTON OR ANY MEMBER OF THE HALLIBURTON GROUP PROVIDES SERVICES UNDER THIS AGREEMENT TO KBR, AND SUCH SERVICES ARE NOT OTHERWISE ADDRESSED IN THE TRANSITION SERVICES AGREEMENT, SUCH SERVICES SHALL BE PERFORMED WITH THE SAME GENERAL DEGREE OF CARE AS WHEN PERFORMED WITHIN THE HALLIBURTON ORGANIZATION. KBR HEREBY EXPRESSLY WAIVES ANY RIGHT KBR MAY OTHERWISE HAVE FOR ANY LOSSES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW, OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY HALLIBURTON OR ANY MEMBER OF THE HALLIBURTON GROUP UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OF HALLIBURTON OR ANY MEMBER OF THE HALLIBURTON GROUP OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE PROVISION OF SERVICES AND WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN LAWS OR OTHER STATUTE OR OTHERWISE; PROVIDED, HOWEVER, THAT THE FOREGOING WAIVER SHALL NOT EXTEND TO COVER, AND HALLIBURTON SHALL BE RESPONSIBLE FOR, SUCH LOSSES CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF HALLIBURTON, ANY MEMBER OF THE HALLIBURTON GROUP OR ANY THIRD PARTY SERVICE PROVIDER HEREUNDER.

SECTION 10.3 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating a fiduciary relationship, a relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.4 Incorporation of Separation Agreement Provisions. If a dispute, claim or controversy results from or arises out of or in connection with this Agreement,

the parties agree to use the procedures set forth in Article VII of the Separation Agreement in lieu of other available remedies, to resolve same. The provisions of Sections 9.1 (Limitation of Liability) and 9.5 (Notices) of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 10.4 to an “Article” or a “Section” shall mean Articles or Sections of the Separation Agreement, and, except as expressly set forth herein, references in the material incorporated herein by reference shall be references to the Separation Agreement).

SECTION 10.5 Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, irrespective of the choice of law principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, performance and remedies.

SECTION 10.6 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

SECTION 10.7 Amendment. Halliburton and KBR may mutually agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable.

SECTION 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party without the prior written consent of the other party, except that the any party may at any time assign any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve such party of any of its obligations under this Agreement).

SECTION 10.9 No Strict Construction; Cooperation of the Parties. The language this Agreement uses shall be deemed to be the language the parties hereto have chosen to reflect their mutual intent, and no rule of strict construction or presumption based upon the party that has drafted this Agreement shall be applied against any party hereto. The parties acknowledge that the names used for Plans under this Agreement may not be the sole name designated for such Plans, but the parties acknowledge and agree to recognize the Plans under the names used herein. To the extent that issues arise related to the subject matter hereof that are not specifically addressed by this Agreement, the parties will cooperate to address such issues in the same manner and using the same principles provided in this Agreement.

SECTION 10.10 Termination. This Agreement may be terminated at any time prior to the IPO Closing Date by Halliburton in its sole discretion (without the approval of KBR). This Agreement may be terminated at any time after the IPO Closing Date by mutual consent of Halliburton and KBR. In the event of termination pursuant to this Section, no party shall have any liability of any kind under this Agreement to the other party.

SECTION 10.11 Conflict. In the event of any conflict between the provisions of this Agreement and the Separation Agreement or any Plan, the provisions of this Agreement shall control. In the event of any conflict between the provisions of this Agreement and the Transition Services Agreement, the provisions of the Transition Services Agreement shall control.

SECTION 10.12 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

HALLIBURTON COMPANY

By:	/s/ C. Christopher Gaut
Name:	C. Christopher Gaut
Title:	Executive Vice President and Chief Financial Officer

KBR, INC.

By:	/s/ William P. Utt
Name:	William P. Utt
Title:	President & CEO